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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)

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
                                                                                                            FOR THE THREE MONTHS
                                                           FOR THE YEAR ENDED MAY 31,                         ENDED AUGUST 28,
                                        ----------------------------------------------------------------   ----------------------
                                                             HISTORICAL                        PRO FORMA   HISTORICAL   PRO FORMA
                                        ----------------------------------------------------   ---------   ----------   ---------
                                          1995       1996       1997       1998       1999       1999         1999        1999
                                        --------   --------   --------   --------   --------   ---------   ----------   ---------
Operating income......................   $ 8.4      $54.8      $20.2      $23.9      $27.5       $27.4       $(6.4)       $(6.7)
                                         -----      -----      -----      -----      -----       -----       -----        -----
Interest expense......................    17.3       27.9       33.6       35.0       33.0        34.8         7.3          8.6
Interest portion of rentals...........     0.9        0.8        2.8        3.1        2.9         2.9         0.7          0.7
Amortization of deferred financing
  fees................................     1.2        2.5        3.0        4.8        7.0         1.7         3.3          0.7
                                         -----      -----      -----      -----      -----       -----       -----        -----
Total fixed charges...................   $19.4      $31.2      $39.4      $42.9      $42.9       $39.4       $11.3        $10.0
                                         =====      =====      =====      =====      =====       =====       =====        =====
Ratio of earnings to fixed charges....     0.5        1.8        0.6        0.6        0.7         0.8        (0.6)        (0.7)
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